                                                                Exhibit 10.8
                           ALTERNATIVE RATE OPTIONS
                                PROMISSORY NOTE
                              (PRIME RATE, IBOR)
$ 7,500,000.00                                               Date: June 26, 1996

Flir Systems. Inc.                                           ("Borrower")

UNITED STATES NATIONAL BANK OF OREGON                        ("Lender")

1. TYPE OF CREDIT. This note is given to evidence Borrower's obligation to repay all sums which Lender may from time to time advance to Borrower ("Advances") under a:

    single disbursement loan. Amounts loaned to Borrower hereunder will be disbursed in a single Advance in the amount shown in Section 2.

X revolving line of credit. No Advances shall be made which create a maximum amount outstanding at any one time which exceeds the maximum amount shown in
    Section 2, However, Advances hereunder may be borrowed, repaid and reborrowed, and the aggregate Advances loaned hereunder from time to time may exceed such maximum amount.

    non-revolving line of credit. Each Advance made from time to time hereunder shall reduce the maximum amount available shown in Section 2. Advances loaned hereunder which are repaid may not be reborrowed.

2. PRINCIPAL BALANCE. The unpaid principal balance of all Advances outstanding under this note ("Principal Balance") at one time shall not exceed 7,500,000.00

3. PROMISE TO PAY. For value received Borrower promises to pay to Lender or order at Oregon Corporate Banking the Principal Balance of this note, with interest thereon at the rate(s) specified in Sections 4 and 11 below.

4. INTEREST RATE. The interest rate on the Principal Balance outstanding may vary from time to time pursuant to the provisions of this note. Subject to the provisions of this note, Borrower shall have the option from time to time of choosing to pay interest at the rate or rates and for the applicable periods of time based on the rate options provided herein; provided, however, that once Borrower notifies Lender of the rate option chosen in accordance with the provisions of this note, such notice shall constitute Borrower's irrevocable request for an Advance hereunder at the rate option specified in such notice. The rate options are the Prime Borrowing Rate and the IBOR Borrowing Rate. each as defined herein.

(a)   The Prime Borrowing Rate.

      (i) The Prime Borrowing Rate is a per annum rate equal to Lender's prime rate plus 0.00% per annum.

      (ii) Whenever Borrower desires to use the Prime Borrowing Rate option, Borrower shall give Lender notice orally or in writing in accordance with
Section 15 of this note, which notice shall specify the requested disbursement date and principal amount of the Advance, and that Borrower has chosen the Prime Borrowing Rate option.

      (iii) Prepayments of all or any part of the Principal Balance bearing interest at the Prime Borrowing Rate may be made at any time without penalty. Upon prepayment of any such principal amount, Borrower also must pay all accrued interest thereon to the date of prepayment.

      (iv) Subject to Section 11 of this note, interest shall accrue on the unpaid Principal Balance at the Prime Borrowing Rate unless and except to the extent that the IBOR Borrowing Rate is in effect.

(b)   The IBOR Borrowing Rate.

      (i)     The following terms shall have the following meanings:

              "Business Day" means any day other than a Saturday, Sunday, or other day that commercial banks in Portland, Oregon or New York City are authorized or required by law to close.


              "IBOR Amount" means each principal amount for which Borrower chooses to have the IBOR Borrowing Rate apply for any specified IBOR Interest Period.

              "IBOR Interest Period" means as to any IBOR Amount, a period of
1.2.3 or 6 months commencing on the date the IBOR Borrowing Rate becomes applicable thereto; provided, however, that: (A) no IBOR Interest Period shall be selected which would extend beyond expiry (B) no IBOR Interest Period shall extend beyond the date of any principal payment required under Section 6 of this note, unless the sum of the principal amounts bearing interest at the Prime Borrowing Rate, plus IBOR Amounts with IBOR Interest Periods ending on or before the scheduled date of such principal payment, plus principal amounts remaining unborrowed under a line of credit, equals or exceeds the amount of such principal payment: (C) any IBOR Interest Period which would otherwise expire on a day which is not a Business Day, shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such IBOR Interest Period into another calendar month, in which event the IBOR Interest Period shall end on the immediately preceding Business Day; and (D) any IBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such IBOR Interest Period) shall end on the last Business Day of a calendar month.

      (ii) The IBOR Borrowing Rate is Lender's IBOR Rate plus 2.50 % per annum. Lender's IBOR Rate for any IBOR Interest Period is the rate per annum (computed on the basis of a 360-day year and the actual number of days elapsed) equal to the arithmetic average (rounded upward to the nearest 1/16 of 1%) of the rates per annum determined by Lender as of the times specified in Section 4(b)(iii) on the date two (2) Business Days prior to the first day of such IBOR Interest Period as the rates offered to Lender by three Eurodollar money market dealers in such Eurodollar market as may be selected by Lender for U.S. dollar deposits to be delivered on the first day of such IBOR Interest Period for the number of months therein; provided, however, that Lender's IBOR Rate shall be adjusted to take into account the maximum reserves required to be maintained for Eurocurrency liabilities by banks during each such IBOR Interest Period as specified in Regulation D of the Board of Governors of the Federal Reserve System or any successor regulation.

      (iii) Borrower may obtain IBOR Borrowing Rate quotes from Lender between 5:00 a.m. and 12:00 noon (Portland, Oregon time) on any Business Day. Any IBOR Borrowing Rate quoted (A) before 10:00 a.m. shall be based on Lender's IBOR Rate determined as of approximately 8:00 a.m. on such day, and Borrower may request an Advance at such rate only by giving Lender notice in accordance with Section 4(b)(iv) before 10:00 a.m. on such day; and (B) between 10:00 a.m. and 12:00 noon shall be based on Lender's IBOR Rate determined as of approximately 10:00 a.m. on such day, and Borrower may request an Advance at such rate only by giving Lender notice in accordance with Section 4(b)(iv) not later than 12:00 noon on such day.

      (iv) Whenever Borrower desires to use the IBOR Borrowing Rate option, Borrower shall give Lender irrevocable notice (either in writing or orally and promptly confirmed in writing) between 8:00 a.m. and 12:00 noon (Portland, Oregon time) two (2) Business Days in advance of the desired effective date of such rate. Any oral notice shall be given by, and any written notice or confirmation of an oral notice shall be signed by, the person(s) authorized in
Section 15 of this note, and shall specify the requested effective date of the rate, IBOR Interest Period and IBOR Amount, and whether Borrower is requesting a new Advance at the IBOR Borrowing Rate under a line of credit, conversion of any portion of the Principal Balance bearing interest at the Prime Borrowing Rate to an IBOR Amount, or a new IBOR Interest Period for an outstanding IBOR Amount. Notwithstanding any other term of this note, Borrower may elect the IBOR Borrowing Rate in the minimum principal amount of $ 500,000,00 and in integral multiples of $500,000.00; provided, however, that no more than n/a separate IBOR Interest Periods may be in effect at any one time.

      (v)     Borrower may not prepay all or any part of any IBOR Amount(s).

      (vi) If at any time Lender's IBOR Rate is unascertainable or unavailable to Lender or if IBOR Rate loans become unlawful, the option to select the IBOR Borrowing Rate shall terminate immediately. If the IBOR Borrowing Rate is then in effect, (A) it shall terminate automatically with respect to all IBOR Amounts (i) on the last day of each then applicable IBOR Interest Period, if Lender may lawfully continue to maintain such loans, or (ii) immediately if Lender may not lawfully continue to maintain such loans through such day, and (B) subject to Section 11, the Prime Borrowing Rate automatically shall become effective as to such amounts upon such termination.

      (vii) If at any time after the date hereof (A) any revision in or adoption of any applicable law, rule, or regulation or in the interpretation or administration thereof (i) shall subject Lender or its Eurodollar lending office to any tax, duty, or other charge, or change the basis of taxation of payments to Lender with respect to any loans bearing interest based on Lender's IBOR Rate, or (ii) shall impose or modify any reserve, insurance, special deposit, or similar requirements against assets of, deposits with or for the account of, or credit extended by Lender or its Eurodollar lending office, or impose on Lender or its

Eurodollar lending office any other condition affecting any such loans, and (B) the result of any of the foregoing is (i) to increase the cost to Lender of making or maintaining any such loans or (ii) to reduce the amount of any sum receivable under this note by Lender or its Eurodollar lending office. Borrower shall pay Lender within 15 days after demand by Lender such additional amount as will compensate Lender for such increased cost or reduction. The determination hereunder by Lender of such additional amount shall be conclusive in the absence of manifest error. If Lender demands compensation under this Section 4(b)(vii), Borrower may upon three (3) Business Days' notice to Lender pay the accrued interest on all IBOR Amounts, together with any additional amounts payable under
Section 4(b)(viii). Subject to Section 11, upon Borrower's paying such accrued interest and additional costs, the Prime Borrowing Rate immediately shall be effective with respect to the unpaid principal balance of such IBOR Amounts.

      (viii) Upon any termination of any IBOR Borrowing Rate (including but not limited to conversion to another rate) or payment of all or any portion of any IBOR Amount on a date other than the last day of the then applicable IBOR Interest Period, including without limitation (A) acceleration under Section 11 or (B) repayment in response to a notice under Section 4(b)(vii), Borrower shall pay to Lender on demand such amount as Lender reasonably determines (determined as though 100% of the applicable IBOR Amount had been funded in the applicable Eurodollar market) is equivalent to all direct or indirect losses, expenses, liabilities, or reductions in yield to Lender resulting therefrom, whether incurred in connection with liquidation or reemployment of funds or otherwise.

      (ix) If Borrower chooses the IBOR Borrowing Rate, Borrower shall pay interest based on such rate, plus any other applicable taxes or charges hereunder, even though Lender may have obtained the funds loaned to Borrower from sources other than the applicable Eurodollar market. Lender's determination of the IBOR Borrowing Rate and any such taxes or charges shall be conclusive in the absence of manifest error.

      (x) Notwithstanding any other term of this note, Borrower may not select the IBOR Borrowing Rate if an event of default hereunder has occurred and is continuing.

      (xi) Nothing contained in this note, including without limitation the determination of any IBOR Interest Period or Lender's quotation of any IBOR Borrowing Rate, shall be construed to prejudice Lenders right, if any, to decline to make any requested Advance or to require payment on demand.

5. COMPUTATION OF INTEREST. All interest under Section 4 and Section 11 will be computed at the applicable rate based on a 360~day year and applied to the actual number of days elapsed.

6.    PAYMENT SCHEDULE.

(a)   Principal. Principal shall be paid:
      X       on demand.
              on demand, or if no demand, on
              on
              subject to Section 7, in installments of
                   each, plus accrued interest
                   each including accrued interest
                   beginning on and on the same day of each thereafter until when the entire Principal Balance plus interest thereon shall be due and payable.

(b)   Interest.

      (i) Interest on all amounts bearing interest at the Prime Borrowing Rate shall be paid:
              X on the 30th day of July and on the same day of each month thereafter prior to maturity and at maturity.
                   at maturity.
                   at the time each principal installment is due and at maturity.

      (ii)    Interest on all IBOR Borrowing Rate Amounts shall be paid:

              X on the last day of the applicable IBOR Interest Period, and if such IBOR Interest Period is longer than three months, on the last day of each three month period occurring during such IBOR Interest Period, and at maturity.
                   on the day of and on the same day of each thereafter prior to maturity and at maturity.
                   at maturity.
                   at the time each principal installment is due and at maturity.

7. CHANGE IN PAYMENT AMOUNT. If the interest rate on this note is subject to change in accordance with Section 4, the holder of this note may, from time to time, in holder's sole discretion, increase or decrease the amount of each of the installments remaining unpaid at the time of each change in rate to an amount holder in its sole discretion deems necessary to continue amortizing the Principal Balance at the same rate established by the installment amounts specified in Section 6(a), whether or not a "balloon" payment may also be due upon maturity of this note. Holder shall notify the undersigned of each such change in writing. Whether or not the installment amount is increased under this
Section 7, Borrower understands that, as a result of increases in the rate of interest in accordance with Section 4, the final payment due, whether or not a "balloon" payment, shall include the entire Principal Balance and interest thereon then outstanding, and may be substantially more than the installment specified in Section 6.

8. ALTERNATE PAYMENT DATE. Notwithstanding any other term of this note, if in any month there is no day on which a scheduled payment would otherwise be due (e.g. February 31), such payment shall be paid on the last banking day of that month.

9.    PAYMENT BY AUTOMATIC CHARGE.

      Please automatically deduct the amount of all principal and interest payments from account number n/a . If there are insufficient funds in the account to pay the automatic deduction in full, Lender may allow the account to become overdrawn, or Lender may reverse the automatic deduction. Borrower will pay all the fees on the account which result from the automatic deductions, including any overdraft/NSF charges. If for any reason Lender does not charge the account for a payment, or if an automatic payment is reversed, the payment is still due according to this note. If the account is a Money Market Account, the number of withdrawals from that account is limited as set out in the agreement. Lender may cancel the automatic deduction at any time in its discretion.
LHH951 1 7.dol 6/26/96

Provided, however, if no account number is entered above, Borrower does not want to make payments by automatic charge.

10. LENDERS PRIME RATE. Lender's prime rate is the rate of interest which Lender from time to time establishes as its prime rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers. When Lenders prime rate is applicable under Section 4(a) or 11(b), the interest rate hereunder shall be adjusted without notice effective on the day Lender's prime rate changes, but in no event shall the rate of interest be higher than allowed by law.

11.   DEFAULT.

(a) Without prejudice to any right of Lender to require payment on demand or to decline to make any requested Advance, each of the following shall be an event of default: (i) Borrower fails to make any payment when due. (ii) Borrower fails to perform or comply with any term, covenant or obligation in this note or any agreement related to this note, or in any other agreement or loan Borrower has with Lender. (iii) Borrower defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Borrowers property or Borrower's ability to repay this note or perform Borrower's obligations under this note or any related documents. (iv) Any representation or statement made or furnished to Lender by Borrower or on Borrowers behalf is false or misleading in any material respect. (v) Borrower becomes insolvent, a receiver is appointed for any part of Borrowers property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against borrower under any bankruptcy or insolvency laws. (vi) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrowers accounts with Lender. (vii) Any of the events described in this default section occurs with respect to any guarantor of this note or any guaranty of Borrower's indebtedness to Lender ceases to be, or is asserted not to be, in full force and effect. (viii) Lender in good faith deems itself insecure. If this note is payable on demand, the inclusion of specific events of default shall not prejudice Lender's right to require payment on demand or to decline to make any requested Advance.

(b) Without prejudice to any right of Lender to require payment on demand, upon the occurrence of an event of default, Lender may declare the entire unpaid Principal Balance on this note and all accrued unpaid interest immediately due and payable, without notice. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the interest rate on this note to a rate equal to the Prime Borrowing Rate plus 5%. The interest rate will not exceed the maximum rate permitted by applicable law. In addition, if any payment of principal or interest is 19 or more days past due, Borrower will be charged a late charge of 5% of the delinquent payment.

12. EVIDENCE OF PRINCIPAL BALANCE; PAYMENT ON DEMAND. Holder's records shall, at any time, be conclusive evidence of the unpaid Principal Balance and interest owing on this note. Notwithstanding any other provisions of this note, in the event holder makes Advances hereunder which result in an unpaid Principal Balance on this note which at any time exceeds the maximum amount specified in
Section 2, Borrower agrees that all such Advances, with interest, shall be payable on demand.

13. LINE OF CREDIT PROVISIONS. If the type of credit indicated in Section 1 is a revolving line of credit or a non-revolving line of credit, Borrower agrees that Lender is under no obligation and has not committed to make any Advances hereunder. Each Advance hereunder shall be made at the sole option of Lender.

14. DEMAND NOTE. If this note is payable on demand, Borrower acknowledges and agrees that (a) Lender is entitled to demand Borrower's immediate payment in full of all amounts owing hereunder and (b) neither anything to the contrary contained herein or in any other loan documents (including but not limited to. provisions relating to defaults, rights of cure, default rate of interest, installment payments. late charges, periodic review of Borrowers financial condition, and covenants) nor any act of Lender pursuant to any such provisions shall limit or impair Lender's right or ability to require Borrower's payment in full of all amounts owing hereunder immediately upon Lender's demand.

15.   REQUESTS FOR ADVANCES.

(a) Any Advance may be made or interest rate option selected upon the request of Borrower (if an individual), any of the undersigned (if Borrower consists of more than one individual), any person or persons authorized in subsection (b) of this Section 15, and any person or persons otherwise authorized to execute and deliver promissory notes to Lender on behalf of Borrower.

(b) Borrower hereby authorizes any of the following individuals to request Advances and to select interest rate options:

unless Lender is otherwise instructed in writing.

(c) All Advances made pursuant to this Section 15 shall be disbursed by deposit directly to Borrowers account number n/a at branch of Lender, or by cashier's check issued to Borrower.

(d) Borrower agrees that Lender shall have no obligation to verify the identity of any person making any request pursuant to Section 15, and Borrower assumes all risks of the validity and authorization of such requests. In consideration of Lender agreeing, at its sole discretion, to make Advances upon such requests, Borrower promises to pay holder, in accordance with the provisions of this note, the Principal Balance together with interest thereon and other sums due hereunder, although any Advances may have been requested by a person or persons not authorized to do so.

16. PERIODIC REVIEW. Lender will review Borrowers credit accommodations periodically. At the time of the review, Borrower will furnish Lender with any additional information regarding Borrowers financial condition and business operations that Lender requests. This information may include but is not limited to, financial statements, tax returns, lists of assets and liabilities, agings of receivables and payable, inventory schedules, budgets and forecasts. If upon review, Lender, in its sole discretion, determines that there has been a material adverse change in Borrower's financial condition, Borrower will be in default. Upon default, Lender shall have all rights specified herein.

17. NOTICES. Any notice hereunder may be given by ordinary mail, postage paid and addressed to Borrower at the last known address of Borrower as shown on holders records. If Borrower consists of more than one person, notification of any of said persons shall be complete notification of all. Notice may be given either before or reasonably soon after the effective date of the change.

18. ATTORNEY FEES. Whether or not litigation or arbitration is commenced, Borrower promises to pay all costs of collecting overdue amounts. Without limiting the foregoing, in the event that holder consults an attorney regarding the enforcement of any of its rights under this note or any document securing the same, or if this note is placed in the hands of an attorney for collection or if suit or litigation is brought to enforce this note or any document securing the same, Borrower promises to pay all costs thereof including such additional sums as the court or arbitrator(s) may adjudge reasonable as attorney fees, including without limitation, costs and attorney fees incurred in any appellate court, in any proceeding under the bankruptcy code, or in any receivership and post-judgment attorney fees incurred in enforcing any judgment.

19. WAIVERS; CONSENT. Each party hereto, whether maker, co-maker, guarantor or otherwise, waives diligence, demand, presentment for payment, notice of non-payment, protest and notice of protest and waives all defenses based on suretyship or impairment of collateral. Without notice to Borrower and without diminishing or affecting Lenders rights or Borrower's obligations hereunder, Lender may deal in any manner with any person who at any time is liable for, or provides any real or personal property collateral for, any indebtedness of Borrower to Lender, including the indebtedness evidenced by this note. Without limiting the foregoing, Lender may, in its sole discretion: (a) make secured or unsecured loans to Borrower and agree to any number of waivers, modifications, extensions and renewals of any length of such loans, including the loan evidenced by this note; (b) impair, release (with or without substitution of new collateral), fail to perfect a security interest in, fail to preserve the value of, fail to dispose of in accordance with applicable law, any collateral provided by any person: (C) sue, fail to sue, agree not to sue. release, and settle or compromise with, any person.

20. JOINT AND SEVERAL LIABILITY. All undertakings of the undersigned Borrowers are joint and several and are binding upon any marital community of which any of the undersigned are members. Holder's rights and remedies under this note shall be cumulative.

21.   ARBITRATION.

(a) Either Lender or Borrower may require that all disputes, claims, counterclaims and defenses, including those based on or arising from any alleged tort ("Claims") relating in any way to this note or any transaction of which this note is a part (the "Loan"), be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and Title 9 of the U.S. Code. All Claims will be subject to the statutes of limitation applicable if they were litigated. This provision is void if the Loan, at the time of the proposed submission to arbitration, is secured by real property located outside of Oregon or Washington, or if the effect of the arbitration procedure (as opposed to any Claims of Borrower) would be to materially impair Lenders ability to realize on any collateral securing the Loan.

(b) If arbitration occurs and each party/s Claim is less than $100,000, one neutral arbitrator will decide all issues; if any party's Claim is $100,000 or more, three neutral arbitrators will decide all issues. All arbitrators will be active Oregon State Bar members in good standing. All arbitration hearings will be held in Portland, Oregon. In addition to all other powers, the arbitrator(s) shall have the exclusive right to determine all issues of arbitrability. Judgment on any arbitration award may be entered in any court with jurisdiction.

(c) If either party institutes any judicial proceeding relating to the Loan, such action shall not be a waiver of the right to submit any Claim to arbitration. In addition, each has the right before, during and after any arbitration to exercise any number of the following remedies, in any order or concurrently: (i) setoff; (ii) self-help repossession; (iii) judicial or non-judicial foreclosure against real or personal property collateral; and (iv) provisional remedies, including injunction, appointment of receiver, attachment, claim and delivery and replevin.

22.   GOVERNING LAW.

This note shall be governed by and construed and enforced in accordance with the laws of the State of Oregon without regard to conflicts of law principles; provided, however, that to the extent that Lender has greater rights or remedies under Federal law, this provision shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

23.   DISCLOSURE.

BY OREGON STATUTE(ORS 41.580). THE FOLLOWING DISCLOSURE IS REQUIRED:

Under Oregon law. most agreements. promises and commitments made by Lenders after October 3.1989 concerning loans and other credit extensions which are not for personal. family or household purposes or secured solely by the Borrower's residence must be in writing. express consideration and be signed by the Lender to be enforceable.

EACH OF THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THIS DOCUMENT.

Flir Systems. Inc.
Borrower Name
(Corporation, Partnership or other Entity)      Signature of Individual Borrower

By                               Title          Signature of Individual Borrower

By                               Title          Signature of Individual Borrower

For valuable consideration, Lender agrees to the terms of the arbitration provision set forth in this note.



                             Lender Name: UNITED STATES NATIONAL BANK OF OREGON

                             By:

                             Title:

                             Date:

U.S. BANK
                         COMMERCIAL SECURITY AGREEMENT
Principal Loan Date Maturity Loan No Call Collateral Account    Office Initials
          O6 26 1996                 19   380        3021313582 59488
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower: Flir Systems, Inc.      Lender:  UNITED STATES NATIONAL BANK OF OREGON
          16505 SW 72nd Avenue             Corporate Banking Division
          Portland, OR 97224               PL-7 Oregon Commercial Loan Servicing
                                           555 S. W. Oak
                                           Portland, OR 97204


THIS COMMERCIAL SECURITY AGREEMENT Is entered Into between Fur Systems, Inc. (referred to below as "Grantor"); and UNITED STATES NATIONAL BANK OF OREGON (referred to below as "Lender"). For valuable consideration, Grantor grants to Lender a security interest In the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated In this Agreement with respect to the Collateral, In addition to all other rights which Lender may have by law.

DEFINITIONS. The following words shall have the following meanings when used in this Agreement. Terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. All references to dollar amounts shall mean amounts in lawful money of the United States of America.

      Agreement. The word "Agreement" means this Commercial Security Agreement, as this Commercial Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Commercial Security Agreement from time to time.

      Collateral. The word "Collateral" means the following described property of Grantor, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

              All accounts, chattel paper, general Intangibles, inventory and equipment, together with the following specifically described property.' all machinery now owned or acquired later

      In addition, the word "Collateral" includes all the following, whether now owned or hereafter acquired, whether now existing or hereafter arising, and wherever located:

              (a) All attachments, accessions, accessories, tools, parts, supplies, increases, and additions to and all replacements of and substitutions for any property described above.

              (b) All products and produce of any of the property described in this Collateral section.

              (c) All accounts, general intangibles, instruments, rents, monies, payments, and all other rights, arising out of a sale, lease, or other disposition of any of the property described in this Collateral section.

              (d) All proceeds (including insurance proceeds) from the sale, destruction, loss, or other disposition of any of the property described in this Collateral section.

              (e) All records and data relating to any of the property described in this Collateralsection, whether in the form of a writing, photograph, microfilm, microfiche, or electronicmedia, together with all of Grantor's right, title, and interest in and to all computersoftware required to utilize, create, maintain, and process any such records or data onelectronic media.

      Event of Default. The words "Event of Default" mean and include without limitation any of the Events of Default set forth below in the section titled "Events of Default."

      Grantor. The word "Grantor" means FIir Systems, Inc., its successors and assigns

      Guarantor. The word "Guarantor" means and includes without limitation each and all of the guarantors, sureties, and accommodation parties in connection with the Indebtedness.

      Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note, including all principal and interest, together with all other indebtedness and costs and expenses for which Grantor is responsible under this Agreement or under any of the Related Documents. In addition, the word "Indebtedness" includes all other obligations, debts and liabilities, plus interest thereon, of Grantor, or any one or more of them, to Lender, as well as all claims by Lender against Grantor, or any one or more of them, whether existing now or later; whether they are voluntary or involuntary, due or not due, direct or indirect, absolute or contingent, liquidated or unliquidated; whether Grantor may be liable individually or jointly with others; whether Grantor may be obligated as guarantor, surety, accommodation party or otherwise; whether recovery upon such indebtedness may be or hereafter may become barred by any statute of limitations; and whether such indebtedness may be or hereafter may become otherwise unenforceable.

      Lender. The word "Lender" means UNITED STATES NATIONAL BANK OF OREGON, its successors and assigns.

      Note. The word "Note means the Promissory note from Borrower to Lender dated June 26, 1996 in the original amount of $7,500,000.00, and promissory note dated June 26, 1996 in the original amount of $5,000,000.00, together with all renewals of, extensions of, modifications of, refinancings of, consolidations of and substitutions for the Note or Credit Agreement.

      Related Documents. The words "Related Documents" mean and include without limitation all promissory notes, credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Indebtedness.

RIGHT OF SETOFF. Grantor hereby grants Lender a contractual possessory security interest in and hereby assigns, conveys, delivers, pledges, and transfers all of Grantor's right, title and interest in and to Grantor's accounts with Lender (whether checking, savings, or some other account), including all accounts held jointly with someone else and all accounts Grantor may open in the future, excluding, however, all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Grantor authorizes Lender, to the extent permitted by applicable law, to charge or setoff all Indebtedness against any and all such accounts.

OBLIGATIONS OF GRANTOR. Grantor warrants and covenants to Lender as follows:

Organization. Grantor is a corporation which is duly organized, validly existing, and in good standing under the laws of the State of Oregon. Grantor has its chief executive office at 16505 SW 72nd Avenue, Portland, OR 97224. Grantor will notify Lender of any change in the location of Grantor's chief executive office.

Authorization. The execution, delivery, and performance of this Agreement by Grantor have been duly authorized by all necessary action by Grantor and do not conflict with, result in a violation of, or constitute a default under (a) any provision of its articles of incorporation or organization, or bylaws, or any agreement or other instrument binding upon Grantor or (b) any law, governmental regulation, court decree, or order applicable to Grantor.

Perfection of Security Interest. Grantor agrees to execute such financing statements and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Upon request of Lender, Grantor will deliver to Lender any and all of the documents evidencing or constituting the Collateral, and Grantor will note Lender's interest upon any and all chattel paper if not delivered to Lender for possession by Lender. Grantor hereby appoints Lender as its irrevocable attorney-in-fact for the purpose of executing any documents necessary to perfect or to continue the security interest granted in this Agreement. Lender may at any time, and without further authorization from Grantor, file a carbon, photographic or other reproduction of any financing statement or of this Agreement for use as a financing statement. Grantor will reimburse Lender for all expenses for the perfection and the continuation of the perfection of Lender's security interest in the Collateral. Grantor promptly will notify Lender before any change in Grantor's name including any change to the assumed business names of Grantor. This is a continuing Security Agreement and will continue in effect even though all or any part of the Indebtedness is paid In full and even though for a period of time Grantor may not be indebted to Lender.

No Violation. The execution and delivery of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party, and its certificate or articles of incorporation and bylaws do not prohibit any term or condition of this Agreement.

Enforceability of Collateral. To the extent the Collateral consists of accounts, chattel paper, or general intangibles, the Collateral is enforceable in accordance with its terms, is genuine, and complies with applicable laws concerning form, content and manner of preparation and execution, and all persons appearing to be obligated on the Collateral have authority and capacity to contract and are in fact obligated as they appear to be on the Collateral. At the time any account becomes subject to a security interest in favor of Lender, the account shall be a good and valid

06-26-1996                    COMMERCIAL SECURITY AGREEMENT
Loan No                             (Continued)
account representing an undisputed, bona fide indebtedness incurred by the account debtor, for merchandise held subject to delivery instructions or theretofore shipped or delivered pursuant to a contract of sale, or for services theretofore performed by Grantor with or for the account debtor; there shall be no setoffs or counterclaims against any such account; and no agreement under which any deductions or discounts may be claimed shall have been made with the account debtor except those disclosed to Lender in writing.

Location of the Collateral. Grantor, upon request of Lender, will deliver to Lender in form satisfactory to Lender a schedule of real properties and Collateral locations relating to Grantor's operations, including without limitation the following: (a) all real property owned or being purchased by Grantor; (b) all real property being rented or leased by Grantor; (c) all storage facilities owned, rented, leased, or being used by Grantor; and (d) all other properties where Collateral is or may be located. Except in the ordinary course of its business, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender.

Removal of Collateral. Grantor shall keep the Collateral (or to the extent the Collateral consists of intangible property such as accounts, the records concerning the Collateral) at Grantor's address shown above, or at such other locations as are acceptable to Lender. Except in the ordinary course of its business, including the sales of inventory, Grantor shall not remove the Collateral from its existing locations without the prior written consent of Lender. To the extent that the Collateral consists of vehicles, or other titled property, Grantor shall not take or permit any action which would require application for certificates of title for the vehicles outside the State of Oregon, without the prior written consent of Lender.

Transactions Involving Collateral. Except for inventory sold or accounts collected in the ordinary course of Grantor's business, Grantor shall not sell, offer to sell, or otherwise transfer or dispose of the Collateral. While Grantor is not in default under this Agreement, Grantor may sell inventory, but only in the ordinary course of its business and only to buyers who qualify as a buyer in the ordinary course of business. A sale in the ordinary course of Grantor's business does not include a transfer in partial or total satisfaction of a debt or any bulk sale. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Unless waived by Lender, all proceeds from any disposition of the Collateral (for whatever reason) shall be held in trust for Lender and shall not be commingled with any other funds; provided however, this requirement shall not constitute consent by Lender to any sale or other disposition. Upon receipt, Grantor shall immediately deliver any such proceeds to Lender.

Title. Grantor represents and warrants to Lender that it holds good and marketable title to the Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

Collateral Schedules and Locations. As often as Lender shall require, and insofar as the Collateral consists of accounts and general intangibles, Grantor shall deliver to Lender schedules of such Collateral, including such information as Lender may require, including without limitation names and addresses of account debtors and agings of accounts and general intangibles. Insofar as the Collateral consists of inventory and equipment, Grantor shall deliver to Lender, as often as Lender shall require, such lists, descriptions, and designations of such Collateral as Lender may require to identify the nature, extent, and location of such Collateral. Such information shall be submitted for Grantor and each of its subsidiaries or related companies.

Maintenance and Inspection of Collateral. Grantor shall maintain all tangible Collateral in good condition and repair. Grantor will not commit or permit damage to or destruction of the Collateral or any part of the Collateral. Lender and its designated representatives and agents shall have the right at all reasonable times to examine, inspect, and audit the Collateral wherever located. Grantor shall immediately notify Lender of all cases involving the return, rejection, repossession, loss or damage of or to any Collateral; of any request for credit or adjustment or of any other dispute arising with respect to the Collateral; and generally of all happenings and events affecting the Collateral or the value or the amount of the Collateral.

Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral, its use or operation, upon this Agreement, upon any promissory note or notes evidencing the Indebtedness, or upon any of the other Related Documents. Grantor may withhold any such payment or may elect to contest any lien if Grantor is in good faith conducting an appropriate proceeding to contest the obligation to pay and so long as Lender's interest in the Collateral is not jeopardized in Lender's sole opinion. If the Collateral is subjected to a lien which is not discharged within fifteen (15) days, Grantor shall deposit with Lender cash, a sufficient corporate surety bond or other security satisfactory to Lender in an amount adequate to provide for the discharge of the lien plus any interest, costs or other charges that could accrue as a result of foreclosure or sale of the Collateral. In any contest Grantor shall defend itself and Lender and shall satisfy any final adverse judgment before enforcement against the Collateral.

Grantor shall name Lender as an additional obligee under any surety bond furnished in the contest proceedings.

Compliance With Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

Hazardous Substances. Grantor represents and warrants that the Collateral never has been, and never will be so long as this Agreement remains a lien on the Collateral, used for the generation, manufacture, storage, transportation, treatment, disposal, release or threatened release of any hazardous waste or substance, as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99499 ("SARA"), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., or other applicable state or Federal laws, rules, or regulations adopted pursuant to any of the foregoing or intended to protect human health or the environment ("Environmental Laws"). The terms "hazardous waste" and "hazardous substance" shall also include, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos. The representations and warranties contained herein are based on Grantor's due diligence in investigating the Collateral for hazardous wastes and substances. Grantor hereby (a) releases and waives any future claims against Lender for indemnity or contribution in the event Grantor becomes liable for cleanup or other costs under any Environmental Laws, and (b) agrees to indemnify and hold harmless Lender against any and all claims and losses resulting from a breach of this provision of this Agreement, or as a result of a violation of any Environmental Laws. This obligation to indemnify shall survive the payment of the Indebtedness and the satisfaction of this Agreement.

Maintenance of Casualty Insurance. Grantor shall procure and maintain all risks insurance, including without limitation fire, theft and liability coverage together with such other insurance as Lender may require with respect to the Collateral, in form, amounts, coverages and basis reasonably acceptable to Lender and issued by a company or companies reasonably acceptable to Lender. Grantor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days' prior written notice to Lender and not including any disclaimer of the insurer's liability for failure to give such a notice. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default pf Grantor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest, Grantor will provide Lender with such loss payable or other endorsements as Lender may require. If Grantor at any time fails to obtain or maintain any insurance as required under this Agreement, Lender may (but shall not be obligated to) obtain such insurance as Lender deems appropriate, including if it so chooses "single interest insurance," which will cover only Lender's interest in the Collateral.

Application of Insurance Proceeds. Grantor shall promptly notify Lender of any loss or damage to the Collateral. Lender may make proof of loss if Grantor fails to do so within fifteen (15) days of the casualty. All proceeds of any insurance on the Collateral, including accrued proceeds thereon, shall be held by Lender as part of the Collateral. If Lender consents to repair or replacement of the damaged or destroyed Collateral, Lender shall, upon satisfactory proof of expenditure, pay or reimburse Grantor from the proceeds for the reasonable cost of repair or restoration. If Lender does not consent to repair or replacement of the Collateral, Lender shall retain a sufficient amount of the proceeds to pay all of the Indebtedness, and shall pay the balance to Grantor. Any proceeds which have not been disbursed within six (6) months after their receipt and which Grantor has not committed to the repair or restoration of the Collateral shall be used to prepay the Indebtedness.

Insurance Reserves. Lender may require Grantor to maintain with Lender reserves for payment of insurance premiums, which reserves shall be created by monthly payments from Grantor of a sum estimated by Lender to be sufficient to produce, at least fifteen (15) days before the premium due date, amounts at least equal to the insurance premiums to be paid. If fifteen (15) days before payment is due, the reserve funds are insufficient, Grantor shall upon demand pay any deficiency to Lender. The reserve funds shall be held by Lender as a general deposit and shall constitute a non-interest-bearing account which Lender may satisfy by payment of the insurance premiums required to be paid by Grantor as they become due. Lender does not hold the reserve funds in trust for Grantor, and Lender is not the agent of Grantor for payment of the insurance premiums required to be paid by Grantor. The responsibility for the payment of premiums shall remain Grantor's sole responsibility.

Insurance Reports. Grantor, upon request of Lender, shall furnish to Lender reports on each existing policy of insurance showing such information as Lender may reasonably request including the following: (a) the name of the insurer; (b) the risks insured; (c) the amount of the policy; (d) the property insured; (e) the then current value on the basis of which insurance has been obtained and the manner of determining that value; and (f) the expiration date of the policy. In addition, Grantor shall upon request by Lender (however not m6re often than annually) have an independent appraiser satisfactory to Lender determine, as applicable, the cash value replacement cost of the Collateral.

06-26-1996               COMMERCIAL SECURITY AGREEMENT
Loan No                            (Continued)

GRANTOR'S RIGHT TO POSSESSION AND TO COLLECT ACCOUNTS. Until default and except as otherwise provided below with respect to accounts and above in the paragraph titled 'Transactions Involving Collateral" , Grantor may have possession of the tangible personal property and beneficial use of all the Collateral and may use it in any lawful manner not inconsistent with this Agreement or the Related Documents, provided that Grantor's right to possession and beneficial use shall not apply to any Collateral where possession of the Collateral by Lender is required by law to perfect Lender's security interest in such Collateral. Until otherwise notified by Lender, Grantor may collect any of the Collateral consisting of accounts. At any time and even though no Event of Default exists, Lender may exercise its rights to collect the accounts and to notify account debtors to make payments directly to Lender for application to the Indebtedness. If Lender at any time has possession of any Collateral, whether before or after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender, in Lender's sole discretion, shall deem appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

EXPENDITURES BY LENDER. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Grantor under this Agreement, including without limitation all taxes, liens, security interests, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate charged under the Note from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses shall become a part of the Indebtedness and, at Lender's option, will
(a) be payable on demand, (b) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during either (i) the term of any applicable insurance policy or (ii) the remaining term of the Note, or (c) be treated as a balloon payment which will be due and payable at the Note's maturity. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon the occurrence of an Event of Default.

EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

      Default on Indebtedness. Failure of Grantor to make any payment when due on the Indebtedness.

      Other Defaults. Failure of Grantor to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or in any other agreement between Lender and Grantor.

      False Statements. Any warranty, representation or statement made or furnished to Lender by or on behalf of Grantor under this Agreement, the

      Note or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished.

      Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect (including failure of any collateral documents to create a valid and perfected security interest or lien) at any time and for any reason.

      Insolvency. The dissolution or termination of Grantor's existence as a going business, the insolvency of Grantor, the appointment of a receiver for any part of Grantor's property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Grantor.

      Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Grantor or by any governmental agency against the Collateral or any other collateral securing the Indebtedness. This includes a garnishment of any of Grantor's deposit accounts with Lender. However, this Event of Default shall not apply if there is a good faith dispute by Grantor as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if Grantor gives Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

      Events Affecting Guarantor. Any of the preceding events occurs with respect to any Guarantor of any of the Indebtedness or such Guarantor dies or becomes incompetent. Lender, at its option, may, but shall not be required to, permit the Guarantor's estate to assume unconditionally the obligations arising under the guaranty in a manner satisfactory to Lender, and, in doing so, cure the Event of Default.

      Adverse Change. A material adverse change occurs in Grantor's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired.

      Insecurity. Lender, in good faith, deems itself insecure.

      Right to Cure. If any default, other than a Default on Indebtedness, is curable and if Grantor has not been given a prior notice of a breach of the same provision of this Agreement, it may be cured (and no Event of Default will have occurred) if Grantor, after Lender sends written notice demanding cure of such default, (a) cures the default within fifteen (15) days; or (b), if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

RIGHTS AND REMEDIES ON DEFAULT. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Oregon Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

      Accelerate Indebtedness. Lender may declare the entire Indebtedness, including any prepayment penalty which Grantor would be required to pay, immediately due and payable, without notice.

      Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. Lender also shall have full power to enter upon the property of Grantor to take possession of and remove the Collateral. If the Collateral contains other goods not covered by this Agreement at the time of repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

      Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in its own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Unless the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Lender will give Grantor reasonable notice of the time after which any private sale or any other intended disposition of the Collateral is to be made unless Grantor has signed, after an Event of Default occurs, a statement renouncing or modifying Grantor's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

      Appoint Receiver. To the extent permitted by applicable law, Lender shall have the following rights and remedies regarding the appointment of a receiver: (a) Lender may have a receiver appointed as a matter of right,
      (b) the receiver may be an employee of Lender and may serve without bond, and (c) all fees of the receiver shall become part of the Indebtedness secured by this Agreement and shall be payable on demand, with interest at the Note rate from date of expenditure until repaid.

      Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income, and revenues from the Collateral. Lender may at any time in its discretion transfer any Collateral into its own name or that of its nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine. Insofar as the Collateral consists of accounts, general intangibles, insurance policies, instruments, chattel paper, choses in action, or similar property, Lender may demand, collect, receipt for, settle, compromise, adjust, sue for, foreclose, or realize on the Collateral as Lender may determine, whether or not Indebtedness or Collateral is then due. For these purposes, Lender may, on behalf of and in the name of Grantor, receive, open and dispose of mail addressed to Grantor; change any address to which mail and payments are to be sent; and endorse notes, checks, drafts, money orders, documents of title, instruments and items pertaining to payment, shipment, or storage of any Collateral. To facilitate collection, Lender may notify account debtors and obligors on any Collateral to make payments directly to Lender.

      Obtain Deficiency. It Lender chooses to sell any or all of the Collateral, Lender may obtain a judgment against Grantor for any deficiency remaining on the Indebtedness due to Lender after application of all amounts received from the exercise of the rights provided in this Agreement. Grantor shall be liable for a deficiency even if the transaction described in this subsection is a sale of accounts or chattel paper.

      Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code, as may be amended from time to time. In addition, Lender shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise.

      Cumulative Remedies. All of Lender's rights and remedies, whether evidenced by this Agreement or the Related Documents or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and to exercise its remedies.

06-26-1996               COMMERCIAL SECURITY AGREEMENT
Loan No                          (Continued)

MISCELLANEOUS PROVISIONS. The following miscellaneous provisions are a part of this Agreement:

      Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

      Applicable Law. This Agreement has been delivered to Lender and accepted by Lender in the State of Oregon. If there is a lawsuit, Grantor agrees upon Lender's request to submit to the jurisdiction of the courts of Multnomah County, State of Oregon. Subject to the provisions on arbitration, this Agreement shall be governed by and construed in accordance with the laws of the State of Oregon.

      Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including legal expenses, incurred in connection with the enforcement of this Agreement. Lender may pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's legal expenses whether or not there is a lawsuit, including legal expenses for bankruptcy proceedings (and including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

      Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

      Multiple Parties; Corporate Authority. All obligations of Grantor under this Agreement shall be joint and several, and all references to Grantor shall mean each and every Grantor. This means that each of the Borrowers signing below is responsible for all obligations in this Agreement.

      Notices. All notices required to be given under this Agreement shall be given in writing, may be sent by telefacsimilie, and shall be effective when actually delivered or when deposited with a nationally recognized overnight courier or deposited in the United States mail, first class, postage prepaid, addressed to the party to whom the notice is to be given at the address shown above. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. To the extent permitted by applicable law, if there is more than one Grantor, notice to any Grantor will constitute notice to all Grantors. For notice purposes, Grantor will keep Lender informed at all times of Grantor's current address(es).

      Power of Attorney. Grantor hereby appoints Lender as its true and lawful attorney-in-fact, irrevocably, with full power of substitution to do the following: (a) to demand, collect, receive, receipt for, sue and recover all sums of money or other property which may now or hereafter become due, owing or payable from the Collateral; (b) to execute, sign and endorse any and all claims, instruments, receipts, checks, drafts or warrants issued in payment for the Collateral; (c) to settle or compromise any and all claims arising under the Collateral, and, in the place and stead of Grantor, to execute and deliver its release and settlement for the claim; and (d) to file any claim or claims or to take any action or institute or take part in any proceedings, either in its own name or in the name of Grantor, or otherwise, which in the discretion of Lender may seem to be necessary or advisable. This power is given as security for the Indebtedness, and the authority hereby conferred is and shall be irrevocable and shall remain in full force and effect until renounced by Lender.

      Preference Payments. Any monies Lender pays because of an asserted preference claim in Borrower's bankruptcy will become a part of the Indebtedness and, at Lender's option, shall be payable by Borrower as provided above in the "EXPENDITURES BY LENDER" paragraph.

      Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

      Successor Interests. Subject to the limitations set forth above on transfer of the Collateral, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns.

      Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

      Waiver of Co obligor's Rights. If more than one person is obligated for the Indebtedness, Borrower irrevocably waives, disclaims and relinquishes all claims against such other person which Borrower has or would otherwise have by virtue of payment of the Indebtedness or any part thereof, specifically including but not limited to all rights of indemnity, contribution or exoneration.

GRANTOR ACKNOWLEDGES HAVING READ ALL THE PROVISIONS OF THIS COMMERCIAL SECURITY AGREEMENT, AND GRANTOR
AGREES TO ITS TERMS. THIS AGREEMENT IS DATED JUNE 26,1996.

GRANTOR:

FLIR Systems, Inc.

X
Authorized Officer




BAN K (R)


                                PROMISSORY NOTE
Principal    Loan Date Maturity  LoanNoCallCollateralAccount    Officer Initials
$5,000,000.0006 26 199605 31 2002      46  380       3021313582 59488
References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.

Borrower:  Flir Systems, Inc.     Lender:  UNITED STATES NATIONAL BANK OF OREGON
           16506 SW 72nd Avenue            Corporate Banking Division
           Portland, OR 97224              PL-7 Oregon Commercial Loan Servicing
                                           565 S. W. Oak
                                           Portland, OR 97204

      Principal Amount: $5,000,000.00         Date of Note: June 26,1996

PROMISE TO PAY. Fur Systems, Inc. ("Borrower") promises to pay to UNITED STATES NATIONAL BANK OF OREGON ("Lender"), or order, in lawful money of the United States of America, the principal amount of Five Million & 001100 Dollars ($5,000,000.00), together with Interest on the unpaid principal balance from June 26, 1996, until paid in full.

PAYMENT. Subject to any payment changes resulting from changes in tine Index, Borrower will pay this loan on demand, or if no demand is made, in accordance with the following payment schedule:

      11 consecutive monthly interest payments, beginning July 31, 1996, with interest calculated on the unpaid principal balances at an Interest rate of 0.00 percentage points over the Index described below; 59 consecutive monthly principal and interest payments of $103,547.07 each, beginning June 30, 1997, with interest calculated on the unpaid principal balances at an interest rate of 8.770% per annum; and 1 principal and Interest payment of $103,546.87 on May 31, 2002, with Interest calculated on the unpaid principal balances at an interest rate of 8.770% per annum. This estimated final payment Is based on the assumption that all payments will be made exactly as scheduled; the actual final payment will be for all principal and accrued Interest not yet paid, together with any other unpaid amounts under this Note.

Interest on this Note is computed on a 365/360 simple interest basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding. Borrower will pay Lender at Lender's address shown above or at such other place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to accrued unpaid interest, then to principal, and any remaining amount to any unpaid collection costs and late charges.

VARIABLE INTEREST RATE. The interest rate on this Note is subject to change from time to time based on changes in an index which is the Lender's Prime Rate. This is the rate of interest which Lender from time to time establishes as its Prime Rate and is not, for example, the lowest rate of interest which Lender collects from any borrower or class of borrowers (the "Index"). The interest rate shall be adjusted without notice effective on the day Lender's prime rate changes. Lender will tell Borrower the current Index rate upon Borrower's request. Borrower understands that Lender may make loans based on other rates as well. The interest rate change will not occur more often than each Day. The Index currently Is 8.250% per annum. The interest rate or rates to be applied to the unpaid principal balance of this Note will be the rate or rates set forth above in the "Payment" section. Whenever increases occur in the interest rate, Lender, at its option, may do one or more of the following: (a) increase Borrower's payments to ensure Borrower's loan will pay oft by its original final maturity date, (b) increase Borrower's payments to cover accruing interest, (c) increase the number of Borrower's payments, and (d) continue Borrower's payments at the same amount and increase Borrower's final payment.

PREPAYMENT. Except for the foregoing, Borrower may pay without penalty all or a portion of the amount owed earlier than it is due. Early payments will not, unless agreed to by Lender in writing, relieve Borrower of Borrower's obligation to continue to make payments under the payment schedule. Rather, they will reduce the principal balance due and may result in Borrower making fewer payments.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment when due. (b) Borrower breaks any promise Borrower has made to Lender, or Borrower fails to comply with or to perform when due any other term, obligation, covenant, or condition contained in this Note or any agreement related to this Note, or in any other agreement or loan Borrower has with Lender. (c) Any representation or statement made or furnished to Lender by Borrower or on Borrower's behalf is false or misleading in any material respect either now or at the time made or furnished. (d) Borrower becomes insolvent, a receiver is appointed for any part of Borrower's property, Borrower makes an assignment for the benefit of creditors, or any proceeding is commenced either by Borrower or against Borrower under any bankruptcy or insolvency laws.
(a) Any creditor tries to take any of Borrower's property on or in which Lender has a lien or security interest. This includes a garnishment of any of Borrower's accounts with Lender. (f) Any guarantor dies or any of the other events described in this default section occurs with respect to any guarantor of this Note. (g) A material adverse change occurs in Borrower's financial condition, or Lender believes the prospect of payment or performance of the Indebtedness is impaired. (h) Lender in good faith deems itself insecure.

If any default, other than a default in payment, is curable and if Borrower has not been given a notice of a breach of the same provision of this Note within the preceding twelve (12) months, it may be cured (and no event of default will have occurred) if Borrower, after receiving written notice from Lender demanding cure of such default: (a) cures the default within fifteen (15) days; or (b) if the cure requires more than fifteen (15) days, immediately initiates steps which Lender deems in Lender's sole discretion to be sufficient to cure the default and thereafter continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

LENDER'S RIGHTS. Upon default, Lender may declare the entire unpaid principal balance on this Note and all accrued unpaid interest immediately due, without notice, and then Borrower will pay that amount. Upon default, including failure to pay upon final maturity, Lender, at its option, may also, if permitted under applicable law, increase the variable interest rate on this Note by 5.000 percentage points. The interest rate will not exceed the maximum rate permitted by applicable law. Lender may hire or pay someone else to help collect this Note if Borrower does not pay. Borrower also will pay Lender that amount. This includes, subject to any limits under applicable law, Lender's attorneys' fees and Lender's legal expenses whether or not there is a lawsuit, including attorneys' fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. If not prohibited by applicable law, Borrower also will pay any court costs, in addition to all other sums provided by law. This Note has been delivered to Lender and accepted by Lender in the Stale of Oregon. If there is a lawsuit, Borrower agrees upon Lender's request to submit to the jurisdiction of the courts of Multnomah County, the State of Oregon Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Oregon.

RIGHT OF SETOFF. Borrower grants to Lender a contractual possessory security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or some other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future, excluding however all IRA and Keogh accounts, and all trust accounts for which the grant of a security interest would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

ARBITRATION. Lender and Borrower agree that all disputes, claims and controversies between them, whether Individual, joint, or class in nature, arising from this Note or otherwise, Including without limitation contract and tort disputes, shall be arbitrated pursuant to the Rules of the American Arbitration Association, upon request of either party. No act to take or dispose of any collateral securing this Note shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This includes, without limitation, obtaining injunctive relief or a temporary restraining order; foreclosing by notice and sale under any deed of trust or mortgage; obtaining a writ of attachment or imposition of a receiver; or exercising any rights relating to personal property, including taking or disposing of such property with or without judicial process pursuant to Article g of the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of any act, or exercise of any right, concerning any collateral securing this Note, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral securing this Note, shall also be arbitrated, provided however that no arbitrator shall have the right or the power to enjoin or restrain any act of any party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. Nothing in this Note shall preclude any party from seeking equitable relief from a court of competent jurisdiction. The statute of limitations, estoppel, waiver, laches, and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of an action for these purposes. The Federal Arbitration Act shall apply to the construction, interpretation, and enforcement of this arbitration provision.

INITIAL ADVANCE PERIOD. Advances under this Note may be requested orally by Borrower or by an authorized person until May 31, 1997. Once the total amount of principal has been advanced, Borrower is not entitled to further loan advances. Lender may, but need not, require that all oral requests be confirmed in writing. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above. Borrower agrees to be liable for all sums either: (a) advanced in accordance with the instructions of an authorized person, or (b) credited to any of Borrower's accounts with Lender, regardless of the fact that persons other than those authorized to borrow have authority to draw against the accounts. The unpaid principal balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records, including daily computer print-outs. Lender will have no obligation to advance funds under this
Note if: (a) Borrower or any guarantor

06-26-1996                       PROMISSORY NOTE
Loan No                            (Continued)

is in default under the terms of this Note or any agreement that Borrower or any guarantor has with Lender, including any agreement made in connection with the signing of this Note; (b) Borrower or any guarantor ceases doing business or is insolvent; (c) any guarantor seeks, claims or otherwise attempts to limit, modify or revoke such guarantor's guarantee of this Note or any other loan with Lender; (d) Borrower has applied funds provided pursuant to the Note for purposes other than those authorized by Lender; or (e) Lender in good faith deems itself insecure under this Note or any other agreement between Lender and Borrower..

LATE CHARGE. If a payment is 19 days or more past due, Borrower will be charged a late charge of 5% of the delinquent payment.

GENERAL PROVISIONS. This Note is payable on demand. The inclusion of specific default provisions or rights of Lender shall not preclude Lender's right to declare payment of this Note on its demand. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this loan, or release any party or guarantor or collateral: or impair, fail to realize upon or perfect Lender's security interest in the collateral; and take any other action deemed necessary by Lender without the consent of or notice to anyone All such parties also agree that Lender may modify this loan without the consent of or notice to anyone other than the party with whom the modification is made.

UNDER OREGON LAW MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) AFTER OCTOBER 3,1989 CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY
BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER..

Flir Systems, Inc.

x
      Authorized Officer

LENDER:

UNITED STATES NATIONAL BANK OF OREGON

By
      Authorized Officer